UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 8, 2024

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 8, 2024, GoDaddy Inc. (the “Company”) announced the appointment of Jared Sine to serve as the Company’s Chief Strategy and Legal Officer, effective March 18, 2024.
The Company has entered into an employment letter with Mr. Sine, dated February 8, 2024 (the “Employment Letter”), which provides for his employment and compensation terms, including an annual base salary of $500,000, an opportunity to earn an annual incentive bonus of 80% of base salary and the receipt of new hire equity awards on his employment start date having an aggregate target grant date value of $10,000,000. The new hire equity awards will be comprised of two grants of restricted stock units (“RSUs”), one vesting over a two-year period and the other vesting over a four-year period, and a grant of performance-based RSUs (“PSUs”) that will be subject to the same terms and conditions (including service- and performance-based vesting conditions) that are approved by the Compensation and Human Capital Committee of the Board of Directors of the Company (the “Committee”) for annual focal grants of PSUs to be made to the Company’s executive leadership team in 2024. Beginning in 2025, Mr. Sine will be eligible to receive annual focal equity awards of RSUs and PSUs in accordance with the Committee’s practices for making annual equity grants to the Company’s executive leadership team. Mr. Sine will also enter into a Change in Control and Severance Agreement with the Company (the “Severance Agreement”), effective upon his employment start date, which provides for certain payments and benefits upon a qualifying termination of employment both in connection with and outside the context of a change in control of the Company. The summary of Mr. Sine’s employment terms set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter and the Severance Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.
Mr. Sine will also execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 16, 2023, and the Company’s At-Will Employment, Confidential Information, Non-Compete, Work Product & Arbitration Agreement.
Effective upon his appointment as Chief Strategy and Legal Officer of the Company, Mr. Sine will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “executive officer” as such term is used within the meaning of Rule 3b-7 of the Exchange Act.
Mr. Sine (age 44) previously served as Chief Business Affairs and Legal Officer and Secretary at Match Group, Inc. (“Match Group”) from March 2021 to February 2024. Prior to that time, Mr. Sine served as Match Group’s Chief Legal Officer and Secretary from February 2019; and prior to that, he served as General Counsel and Secretary of Match Group from July 2016. Mr. Sine earned his Bachelor of Science and Juris Doctor degrees from Brigham Young University.
There are no arrangements or understandings between Mr. Sine and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Sine is not related to any other executive officer or director of the Company. Mr. Sine has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation F-D Disclosure
On February 8, 2024, the Company issued a press release announcing the appointment described above. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter between GoDaddy.com, LLC, GoDaddy Inc. and Jared Sine, dated February 8, 2024
10.2	Change in Control and Severance Agreement between GoDaddy.com, LLC, GoDaddy Inc. and Jared Sine
99.1	Press Release of GoDaddy Inc. dated February 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 8, 2024	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer